                                                                    Exhibit 99.2


                          (HALOZYME THERAPEUTICS LOGO)

HALOZYME CONTACT                                  INVESTOR RELATIONS CONTACTS
David A. Ramsay                                   Ina McGuinness / Bruce Voss
Chief Financial Officer                           Lippert/Heilshorn & Associates
(858) 794-8889                                    (310) 691-7100
dramsay@halozyme.com                              imcguinness@lhai.com

AUGUST 10, 2004

                  HALOZYME THERAPEUTICS REPORTS SECOND QUARTER
                                FINANCIAL RESULTS

SAN DIEGO, AUGUST 16, 2004 - Halozyme Therapeutics, Inc. (OTCBB: HZYM), a development stage biopharmaceutical company developing and commercializing recombinant human enzymes, today reported financial results for the three months ended June 30, 2004.

SECOND QUARTER AND SUBSEQUENT HIGHLIGHTS

      - The signing of an exclusive sales and marketing agreement with Baxter Healthcare Corporation for commercialization of Halozyme's investigational therapeutic, ENHANZE SC(TM): Baxter will market, distribute, and sell ENHANZE SC for certain indications in the United States and Puerto Rico upon approval of the therapeutic by the Food and Drug Administration (FDA). Under the terms of the agreement, Baxter and Halozyme will share the gross profit, defined as net revenue less cost of goods sold, equally.

      - The signing of non-exclusive, global distribution agreements with three of the leading in vitro fertilization (IVF) suppliers for commercialization of Halozyme's investigational medical device, CUMULASE(TM): Cook Ob/Gyn Incorporated, MediCult A/S, and MidAtlantic Diagnostics, Inc., to distribute CUMULASE worldwide. CUMULASE will be the first and only synthetic alternative to impure slaughterhouse-derived enzymes to treat eggs prior to certain IVF procedures.

      -     Changes to Halozyme's Board of Directors and Scientific Advisory
            Board: Halozyme has added Robert Engler, MD, and Kenneth Kelley to the board, while Ira Lechner and Edward Mercaldo stepped down. Halozyme added Daniel Von Hoff, MD, a leading expert in the field of oncology, and Gerhard Baumgartner, MD, a pioneer in the clinical investigation of hyaluronidase enzymes in the treatment of cancer patients, to its Scientific Advisory Board. Both will advise the company in the development of

            CHEMOPHASE(TM), Halozyme's therapeutic biologic targeting oncology applications.

      - The Company noted that its SB-2 registration statement covering resales by holders of shares issued in its recent private financing and shares issuable upon exercise of warrants issued in that financing has been declared effective by the Securities and Exchange Commission.

FINANCIAL RESULTS

      - Net loss for the second quarter of 2004 was $2.1 million, or $0.05 per share, compared to a net loss for the second quarter of 2003 of $0.4 million, or $0.05 per share.

      - Research and development expenses for the second quarter of 2004 were $1.5 million, compared to $0.3 million for the second quarter of 2003, reflecting increased research and development expenses associated with the development of the Company's Cumulase(TM) and Enhanze SC(TM) product candidates.

      - General and administrative expenses for the second quarter of 2004 were $0.6 million, compared to $0.1 million for the second quarter of 2003, reflecting increased personnel costs and the additional costs of being a public company.

      - Cash and cash equivalents were $5.9 million at June 30, 2004. Net cash burn for the second quarter of 2004 was $1.5 million.

Halozyme's lead product candidates are Cumulase(TM) and Enhanze SC(TM). Cumulase is designed to use as an aid in the in vitro fertilization process and Enhanze SC(TM) is designed for use as a spreading agent for local anesthesia in cataract surgery. Both products target established markets, are based on a common, proprietary technology platform and offer significant competitive safety and potency advantages compared with current alternatives.

"This is a very exciting period for Halozyme. In the second and third quarters of 2004, we have been able to execute key licensing deals to achieve our stated commercialization goals for CUMULASE and ENHANZE SC, our first two products," said Jonathan E. Lim, MD, Halozyme's Chairman and CEO. "We also remain on track to file a 510(k) application for CUMULASE in the fourth quarter of 2004, and a New Drug Application for ENHANZE SC in the first quarter of 2005."

ABOUT HALOZYME THERAPEUTICS, INC.

Halozyme is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility, ophthalmology, and oncology communities. The company's portfolio of products in development is based on intellectual property covering the family of human enzymes known as hyaluronidases. Halozyme's recombinant human enzymes may replace current animal slaughterhouse-derived enzymes that carry risks of animal pathogen contamination and immunogenicity. The versatility of the first enzyme, rHuPH20, may enable Halozyme to simultaneously market the product as a medical device, drug enhancement agent, and therapeutic biologic.

SAFE HARBOR STATEMENT

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company's products under development and the regulatory filing and potential launch dates assuming regulatory approval) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

                            (FINANCIAL TABLES FOLLOW)

                           HALOZYME THERAPEUTICS, INC.

                           A DEVELOPMENT STAGE COMPANY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)


                                                         THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                              JUNE 30,                              JUNE 30,
                                                       2004               2003               2004               2003
EXPENSES:
Research and development ...................      $  1,521,576       $    297,151       $  2,218,157       $    509,104
General and administrative .................           567,550             75,765          1,078,521            115,162
                                                  ------------       ------------       ------------       ------------

Total Expenses .............................         2,089,126            372,916          3,296,678            624,266

Other income (expense), net ................            14,429            (30,040)           (62,441)           (50,201)
                                                  ------------       ------------       ------------       ------------

LOSS BEFORE INCOME TAXES ...................        (2,074,697)          (402,956)        (3,359,119)          (674,467)

Income Tax Expense .........................                --                 --                 --                 --
                                                  ------------       ------------       ------------       ------------

NET LOSS ...................................      $ (2,074,697)      $   (402,956)      $ (3,359,119)      $   (674,467)
                                                  ============       ============       ============       ============

Net loss per share, basic and diluted ......      $      (0.05)      $      (0.05)      $      (0.12)      $      (0.08)
                                                  ============       ============       ============       ============

Shares used in computing net loss per share,
       basic and diluted ...................        39,432,904          8,196,362         27,437,074          8,196,362
                                                  ============       ============       ============       ============


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